Exhibit 10.1

SECOND AMENDMENT TO
TELETECH HOLDINGS, INC.
RESTRICTED STOCK UNIT AGREEMENT

This second amendment (the “Second Amendment”) to the TeleTech Holdings, Inc. Restricted Stock Unit Agreement (the “Agreement”) by and between TeleTech Holdings, Inc. (the “Company”) and James E. Barlett (the “Grantee”), dated June 22, 2007 and amended effective December 11, 2008 (the “Amendment”), is hereby made by the Company effective as of this 19th day of April, 2011.

WHEREAS, the Company desires to amend the Agreement, as amended by the Amendment, to recognize the continued service by Grantee as a member of the Board of Directors of the Company.

NOW, THEREFORE, pursuant to the Compensation Committee’s power of amendment contained in Section 18 of the Plan, the Agreement, as amended by the Amendment, is hereby amended as follows:

1.             The first sentence of Section 2(a) of the Agreement is amended to insert the clause “or ceases to serve as a member of the board of directors of TeleTech” after the word “the “Subsidiaries”)” and before the word “for”.

2.             The first clause of the first sentence of Section 2(c) of the Agreement is amended to insert (a) the number “(i)” after the word “Grantee’s” and before the word “employment”; (b) to insert the clause “or (ii) continuing service as a member of the board of directors of TeleTech” after the word “Subsidiaries” and before the word “is”; and (c) to insert the clause “following the later of the events set forth in clauses (i) or (ii) of this Section 2(c).” after the word “Award” at the end of such sentence.

3.             The definition of “Termination Date” in Section 3(c)(ii) is amended by deleting Section 3(c)(ii) in its entirety and inserting the following in its place:  “Termination Date” means the latest day on which Grantee is expected to (A) be available and responsible for the performance of services to or on behalf of TeleTech or any Subsidiary or (b) the date on which Grantee resigns from the board of directors of TeleTech or a successor is appointed to fill his seat on the board of directors whether at a meeting of stockholders in which Grantee is not reelected to the board of directors or at a meeting of the board of directors or unanimous written consent of the board of directors in which a successor is appointed, notwithstanding that Grantee may be entitled to receive payments from TeleTech (e.g., for unused vacation or sick time, severance payments, deferred compensation or otherwise) after such date; and”.

The Agreement, as amended by the Amendment, and as further amended by this Second Amendment, shall remain in full force and effect in accordance with the terms and conditions thereof.

IN WITNESS WHEREOF, the Company has executed this Second Amendment as of the date first written above.

TELETECH HOLDINGS, INC.

/s/ Mike Jossi
By: Mike Jossi
Its: Executive Vice President, Global Human Capital